Exhibit 99.1

For Immediate Release

Danka Announces Third-Quarter Operating Results and Next Phase of

Vision 21 Initiative Designed to Reduce Costs by $60 - $73 Million Annually

ST. PETERSBURG, FLORIDA (February 4, 2005) – Danka Business Systems PLC (NASDAQ: DANKY) today announced third-quarter results for the period ended December 31, 2004 that include revenue of $313.8 million, gross margins of 36.1%, an operating loss of $4.2 million and net earnings of $4.5 million. The Company’s net earnings were favorably impacted by a $19.8 million income tax benefit, principally from tax settlements in its European operations.

“Our third-quarter results reflect steady performance in certain areas of our business, including our overall retail equipment and related revenue and total margins, which remain relatively stable,” said Todd Mavis, Danka’s Chief Executive Officer. “I am most pleased with the continuing validation of our TechSource strategy which continues to gain momentum in the marketplace. I am also delighted to announce that this week Danka entered into an agreement with a preeminent manufacturer of printers and related office peripheral products to provide warranty, repair, maintenance and installation services on its installed base of printers and related products worldwide. Under this agreement, Danka becomes one of a select few service companies authorized to provide such services. Our TechSource strategy was further enhanced during the quarter with the acquisition of Image One, a highly regarded printer services business which provides us with strategic management and marketing expertise and access to new products and services. Further, this expands our customer base and leverages our service infrastructure. Finally, we continued to refine our market focus by divesting non-strategic businesses in Portugal and Russia.”

The Company also unveiled the next phase of its Vision 21 initiative which is comprised of strategic growth investments and cost reduction initiatives designed to optimize business operations, improve customer relationships around the world and achieve annualized savings of between $60 and $73 million once fully implemented.

“The worldwide Danka management team is excited about what this phase of Vision 21 will mean for our future,” continued Mavis. “Our progress has continued to be impacted by inefficiencies in our business which contributes to a cost structure that remains too high. The launch of this new phase of our Vision 21 initiative represents definitive action to address these issues and will fundamentally strengthen our operating and financial performance. During this phase we will create a more customer-centric platform and improve our business processes and product delivery capabilities by eradicating a whole series of complexities in our business, from simplifying pricing and contracts to improving billing systems. We are confident these actions will provide the foundation to leverage our strategies and operations and enable us to invest more resources in our strategies as we substantially reduce operating expenses and our cost of goods sold. We expect to begin seeing the impact of these actions as early as next quarter.”

Danka estimates that this phase of its Vision 21 program will reduce operating expenses and cost of goods sold by $60 - 73 million per year when fully implemented. The process improvements will result in a 12% decrease in the worldwide work force, facility consolidations and other related savings. The actions needed to achieve these savings will be taken in steps over the next two to three quarters and will require up to $37 million of cash. The expected payback on the cash usage is less than 12 months. The company expects to take a charge to earnings of approximately $20 to $35 million over the next several quarters.

Other key third-quarter financial metrics:

•	Total third-quarter revenue was $313.8 million, a 5.2% decline from the year-ago quarter but 1.7% higher than the second quarter. Retail equipment and related revenue was essentially flat both year-over-year and sequentially. Retail service revenue was 3.2% lower than the year-ago period but 3.5% higher sequentially. Adjusting for a positive currency exchange of $13.6 million during the quarter, total revenue declined by 9.3% year-over-year.

•	Consolidated gross margins were 36.1% of revenue, essentially flat with the year-ago quarter. Equipment and related margins remained steady at 35.6% and service margins were stable at 38.8%.

•	SG&A expenses were $116.4 million, compared to $108.7 million in the year-ago quarter. The current quarter included Sarbanes-Oxley compliance costs and consulting expenses related to the Vision 21 initiative which combined for over $4 million of incremental expense, as well as an unfavorable impact from currency exchange rates. The year-ago period includes a one-time favorable pension adjustment of $3 million. As a percentage of revenue, SG&A was 37.1% in the current quarter.

•	The operating loss was $4.2 million, compared to a loss of $10.6 million in the year-ago quarter. The year-ago quarter included a $20.0 million restructuring charge. Net earnings were $4.5 million, compared to a net loss of $16.9 million in the year-ago quarter. The current quarter includes a one-time income tax benefit of $19.8 million resulting from favorable settlements of tax liabilities in our European operations. Including the impact of dividends on participating shares, basic and diluted loss was $0.01 per share, compared to a loss of $0.35 per share in the year-ago period.

•	Free cash flow (net cash provided by operating activities less capital expenditures) was negative $18.6 million, compared to positive $21.9 million in the second quarter. Cash usage in the current quarter included a $13.2 million increase in inventory, $13.0 of million semi-annual interest payments on our outstanding notes, a $7.2 million increase in net Accounts Receivable and $2.1 million for the acquisition of Image One Corporation. Capital expenditures were $5.9 million. The company’s cash balance at the end of the third quarter was $89.3 million.

•	For the nine-months ended December 31, 2004, total revenue was $932.8 million, compared to $987.8 million in same period last year. Gross margins were steady at 36.9%, while SG&A declined by 3%. Operating earnings improved to $9.6 million, compared to a year-ago loss of $4.7 million, and net earnings improved to $3.0 million, compared to year-ago loss of $35.0 million. The current year net income included a tax benefit of $19.8 million, principally due to favorable tax settlements in our European operations. The year ago period net loss included restructuring charges of $19.5 million for the nine month period and the write-off of debt issuance costs of $20.6 million due to the early repayment of our credit facility.

“Our overall liquidity levels remain solid even as we made strategic investments in inventory, capital expenditures and our acquisition of Image One during the quarter,” noted Mark Wolfinger, Danka’s Chief Financial Officer. “Although several factors, including the timing of our revenues in the U.S., resulted in an increase in our accounts receivable balance, we would expect this to be an opportunity to create additional liquidity in the future for our strategic initiatives.”

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s third-quarter results has been scheduled for today, Friday, February 4 at 11:00 a.m. EST. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555; other international callers should dial 706-643-7754. No conference number is needed. A recording of the call will be available starting approximately two hours after it’s completed through 5:00 p.m. EST on Friday, February 11. To access this recording, please call either 800-642-1687 or 706-645-9291 then enter conference ID number 3755766, or visit Danka’s website.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Donald W. Thurman, 770-280-3990
Danka London – Paul G. Dumond, 44-207-605-0154

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plan to achieve and maintain cost savings; (iii) any material adverse change in financial markets, the economy or in our financial position; (iv) increased competition in our industry and the discounting of products by our competitors; (v) new competition as the result of evolving technology; (vi) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (vii) any inability to arrange financing for our customers’ purchases of equipment from us; (viii) any inability to successfully enhance, unify and effectively utilize our management information systems; (ix) any inability to record and process key data due to ineffective implementation of business processes and policies; (x) any negative impact from the loss of a key vendor or customer; (xi) any negative impact from the loss of any of our senior or key management personnel; (xii) any change in economic conditions in domestic or international markets where we operate or have material investments which may affect demand for our products or services; (xiii) any negative impact from the international scope of our operations; (xiv) fluctuations in foreign currencies; (xv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity; (xvi) any inability to comply with the financial or other covenants in our debt instruments; (xvii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; and (xviii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter and year ended December 31, 2004 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings before restructuring charges, free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow and net debt represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow and net debt are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow and net debt may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow and net debt are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Statements of Operations for the Three Months Ended December 31, 2004 and 2003

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Three Months Ended
	December 31, 2004	December 31, 2003
Revenue:
Retail equipment and related sales	$111,831	$114,607
Retail service	151,451	156,493
Retail supplies and rentals	25,147	35,012
Wholesale	25,354	24,969

Total revenue	313,783	331,081

Cost of sales:
Retail equipment sales costs	72,024	74,373
Retail service costs	92,716	95,940
Retail supplies and rental costs	14,305	20,614
Wholesale costs	21,448	20,132

Total cost of sales	200,493	211,059

Gross Profit	113,290	120,022

Operating expenses:
Selling, general and administrative expenses	116,392	108,720
Restructuring (credits) charges	(390)	20,046
Other expense	1,519	1,861

Total operating expenses	117,521	130,627

Operating earnings (loss)	(4,231)	(10,605)
Interest expense	(8,154)	(7,931)
Interest income	206	429

Earnings (loss) before income taxes	(12,179)	(18,107)
Provision (benefit) for income taxes	(16,635)	(1,166)

Net earnings (loss)	$4,456	$(16,941)

Calculation of net earnings (loss) per ADS
Net earnings (loss)	$4,456	$(16,941)
Dividends and accretion on participating shares	(5,111)	(4,811)

Loss available to common shareholders	$(655)	$(21,752)

Basic net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.01)	$(0.35)

Weighted average ADSs	63,185	62,531

Diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.01)	$(0.35)

Weighted average ADSs	63,185	62,531

Danka Business Systems PLC

Consolidated Statements of Operations for the Nine Months Ended December 31, 2004 and 2003

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Nine Months Ended
	December 31, 2004	December 31, 2003
Revenue:
Retail equipment and related sales	$326,109	$342,608
Retail service	455,161	477,717
Retail supplies and rentals	81,472	97,176
Wholesale	70,020	70,328

Total revenue	932,762	987,829

Cost of sales:
Retail equipment sales costs	211,913	226,260
Retail service costs	270,137	284,344
Retail supplies and rental costs	48,293	57,622
Wholesale costs	57,877	56,832

Total cost of sales	588,220	625,058

Gross Profit	344,542	362,771
Operating expenses:
Selling, general and administrative expenses	335,322	346,322
Restructuring (credits) charges	(2,459)	19,452
Other expense	2,048	1,651

Total operating expenses	334,911	367,425

Operating earnings (loss)	9,631	(4,654)
Interest expense	(23,263)	(25,753)
Interest income	814	978
Write-off of debt issuance costs	—	(20,562)

Earnings (loss) before income taxes	(12,818)	(49,991)
Provision (benefit) for income taxes	(15,855)	(14,995)

Net earnings (loss)	$3,037	$(34,996)

Calculation of net earnings (loss) per ADS
Net earnings (loss)	$3,037	$(34,996)
Dividends and accretion on participating shares	(15,108)	(14,216)

Loss available to common shareholders	$(12,071)	$(49,212)

Basic net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.19)	$(0.79)

Weighted average ADSs	62,938	62,474

Diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.19)	$(0.79)

Weighted average ADSs	62,938	62,474

Danka Business Systems PLC

Consolidated Balance Sheets as of December 31, 2004 and March 31, 2004

(In Thousands)

	December 31, 2004	March 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$89,254	$112,790
Accounts receivable, net	251,594	246,996
Inventories	118,722	93,295
Prepaid expenses, deferred income taxes and other current assets	18,345	16,862

Total current assets	477,915	469,943
Equipment on operating leases, net	24,202	29,478
Property and equipment, net	54,821	65,888
Goodwill, net	302,821	282,430
Other intangible assets, net	2,472	2,340
Deferred income taxes	7,981	7,688
Other assets	25,215	25,801

Total assets	$895,427	$883,568

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$4,185	$3,212
Accounts payable	168,464	135,460
Accrued expenses and other current liabilities	94,080	128,963
Taxes payable	36,134	47,200
Deferred revenue	44,082	45,090

Total current liabilities	346,945	359,925
Long-term debt and notes payable, less current maturities	239,848	240,761
Deferred income taxes and other long-term liabilities	65,201	68,029

Total liabilities	651,994	668,715

6.5% senior convertible participating shares	294,716	279,608
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,268	5,194
Additional paid-in capital	328,876	328,070
Accumulated deficit	(354,657)	(342,586)
Accumulated other comprehensive loss	(30,770)	(55,433)

Total shareholders’ equity (deficit)	(51,283)	(64,755)

Total liabilities and shareholders’ equity (deficit)	$895,427	$883,568

Danka Business Systems PLC

Consolidated Statements of Cash Flows for the Nine Months Ended December 31, 2004 and 2003

(In Thousands)

(Unaudited)

	December 31, 2004	December 31, 2003
Operating activities:
Net earnings (loss)	$3,037	$(34,996)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	29,532	39,274
Deferred income taxes	837	(14,352)
Amortization of debt issuance costs	1,487	4,993
Write-off of debt issuance costs	—	20,562
(Gain) loss on sale of property and equipment and equipment on operating leases	(1,395)	1,959
Proceeds from sale of equipment on operating leases	3,220	2,790
Restructuring (credits) charges	(2,459)	19,452
Changes in net assets and liabilities:
Accounts receivable, net	(4,052)	16,440
Inventories	(25,161)	4,900
Prepaid expenses and other current assets	(1,464)	3,345
Other non-current assets	5,061	2,412
Accounts payable	32,589	(19,696)
Accrued expenses and other current liabilities	(43,691)	1,230
Deferred revenue	(1,099)	2,706
Other long-term liabilities	(3,422)	1,254

Net cash (used in) provided by operating activities	(6,980)	52,273

Investing activities:
Capital expenditures	(16,292)	(35,872)
Purchase of subsidiary	(2,110)	—
Proceeds from sale of subsidiary	209	—
Proceeds from the sale of property and equipment	313	706

Net cash used in investing activities	(17,880)	(35,166)

Financing activities:
Net borrowings (payments) under line of credit agreements	506	(112,960)
Net (payments) proceeds under capital lease arrangements	(1,794)	2,436
Principal payments of debt	—	(48,867)
Proceeds from debt	—	170,905
Proceeds from stock options exercised	880	—
Payment of debt issue costs	—	(10,767)

Net cash (used in) provided by financing activities	(408)	747

Effect of exchange rates	1,732	5,708

Net (decrease) increase in cash and cash equivalents	(23,536)	23,562
Cash and cash equivalents, beginning of period	112,790	81,493

Cash and cash equivalents, end of period	$89,254	$105,055

Danka Business Systems PLC

Adjusted operating earnings (loss) for the three and nine months ended December 31, 2004 and 2003

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003

Operating earnings (loss)	$(4,231)	$(10,605)	$9,631	$(4,654)

Restructuring (credits) charges	(390)	20,046	(2,459)	19,452

Adjusted operating earnings	$(4,621)	$9,441	$7,172	$14,798

Danka Business Systems PLC

Free cash flow for the three and nine months ended December 31, 2004 and 2003

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003

Net cash provided by operating activities	$(10,907)	$8,321	$(6,980)	$52,273

Capital expenditures	(5,933)	(4,785)	(16,292)	(35,872)
Purchase of subsidiary	(2,110)	—	(2,110)	—
Proceeds from sale of subsidiary	209	—	209	—
Proceeds from the sale of property and equipment	139	4	313	706

Free cash flow	$(18,602)	$3,540	$(24,860)	$17,107

Danka Business Systems PLC
Net Debt as of December 31, 2004 and March 31, 2004
(In Thousands)
(Unaudited)

	December 31, 2004	March 31, 2004

Current maturities of long-term debt and notes payable	$4,185	$3,212
Long-term debt and notes payable	239,848	240,761
Less: Cash and cash equivalents	(89,254)	(112,790)

Net Debt	$154,779	$131,183